--------------------------------------------------------------------------------

                                                           ANNUAL EXHIBIT 99D TO
                                                      ANNUAL REPORT ON FORM 10-K
                                                 OF GENERAL DYNAMICS CORPORATION
                                                             SEC FILE NO. 1-3671

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 11-K
                                  ANNUAL REPORT

                          PURSUANT TO SECTION 19 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED December 31, 1997

A. Full title of the Plan and the address of the Plan, if different from the issuer named below:

                          GENERAL DYNAMICS CORPORATION
                        SAVINGS AND STOCK INVESTMENT PLAN

B. Name of the issuer of the securities held pursuant to the Plan and the address of the principal executive office:

                          GENERAL DYNAMICS CORPORATION
                            3190 FAIRVIEW PARK DRIVE
                        FALLS CHURCH, VIRGINIA 22042-4253

                          GENERAL DYNAMICS CORPORATION

                   INDEX OF FINANCIAL STATEMENTS AND EXHIBITS


                                                                                                        Pages of this
                                                                                                         Exhibit 99D
(a)            FINANCIAL STATEMENTS

               Report of Independent Public Accountants                                                      2

               Statements of  Net Assets Available for Benefits,
               As of December 31, 1997 and 1996                                                              3-4

               Statement of Changes in Net Assets Available for Benefits,
               For the Year Ended December 31, 1997                                                          5

               Notes to Financial Statements                                                                 6-10

               Schedule I - Statement of Investments
               In Master Trust Funds                                                                         11-13

               Schedule II - Schedule of Loans or Fixed Income Obligations                                   14-20

(b)            SIGNATURE                                                                                     21

(c)            EXHIBITS

               Consent of Independent Public Accountants                                                     22

                          GENERAL DYNAMICS CORPORATION
                        SAVINGS AND STOCK INVESTMENT PLAN

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1996
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To General Dynamics Corporation:

We have audited the accompanying statements of net assets available for benefits of the General Dynamics Corporation Savings and Stock Investment Plan as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the General Dynamics Corporation Savings and Stock Investment Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statement of investments in master trust funds (schedule I) and schedule of loans or fixed income obligations (schedule II), are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information are the responsibility of the Plan's management. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Washington, D.C.
June 15, 1998

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                           AS OF DECEMBER 31, 1997



                                                                                STOCK           FIXED INCOME        BOND INDEX
                                                                TOTAL           FUND                FUND               FUND
                                                          ----------------- ---------------  -----------------  ------------------
ASSETS:
     Investment in Master Trust                            $ 2,236,325,051   $ 455,779,945    $ 1,060,772,264    $     95,296,407
     Loans receivable                                           18,656,039               -                  -                   -
                                                          ----------------- ---------------  -----------------  ------------------
                          Total assets                       2,254,981,090     455,779,945      1,060,772,264          95,296,407
                                                          ----------------- ---------------  -----------------  ------------------

LIABILITIES:
     Fund transfers                                                      -         489,669           (675,999)            (61,797)
     Amounts payable to BIW Hourly Plan (Note 10)                1,496,305               -                  -                   -
     Amounts payable to General Dynamics Corporation                93,915               -                  -                   -
     Administrative fees payable                                 1,141,512          61,066            144,372              17,126
                                                          ----------------- ---------------  -----------------  ------------------
                           Total liabilities                     2,731,732         550,735           (531,627)            (44,671)
                                                          ----------------- ---------------  -----------------  ------------------
Net assets available for benefits                          $ 2,252,249,358   $ 455,229,210    $ 1,061,303,891    $     95,341,078
                                                          ================= ===============  =================  ==================



                                                             BALANCED     S&P 500 STOCK    INTERNATIONAL      SMALL CAP
                                                               FUND         INDEX FUND       INDEX FUND       INDEX FUND
                                                          -------------- ----------------  -------------   ---------------
ASSETS:
     Investment in Master Trust                            $ 39,550,914    $ 537,364,113    $ 8,975,722      $ 35,352,123
     Loans receivable                                                 -                -              -                 -
                                                          -------------- ----------------  -------------   ---------------
                          Total assets                       39,550,914      537,364,113      8,975,722        35,352,123
                                                          -------------- ----------------  -------------   ---------------

LIABILITIES:
     Fund transfers                                             144,953          (30,018)       370,971          (237,779)
     Amounts payable to BIW Hourly Plan (Note 10)                     -                -              -                 -
     Amounts payable to General Dynamics Corporation                  -                -              -                 -
     Administrative fees payable                                  8,816           71,952          1,565             6,314
                                                          -------------- ----------------  -------------   ---------------
                           Total liabilities                    153,769           41,934        372,536          (231,465)
                                                          -------------- ----------------  -------------   ---------------
Net assets available for benefits                          $ 39,397,145    $ 537,322,179    $ 8,603,186      $ 35,583,588
                                                          ============== ================  =============   ===============




                                                           DISTRIBUTION         LOAN
                                                             ACCOUNT            FUND
                                                          --------------   --------------
ASSETS:
     Investment in Master Trust                             $ 3,233,563     $          -
     Loans receivable                                                 -       18,656,039
                                                          --------------   --------------
                          Total assets                        3,233,563       18,656,039
                                                          --------------   --------------

LIABILITIES:
     Fund transfers                                                   -                -
     Amounts payable to BIW Hourly Plan (Note 10)             1,496,305                -
     Amounts payable to General Dynamics Corporation             93,915                -
     Administrative fees payable                                830,301                -
                                                          --------------   --------------
                           Total liabilities                  2,420,521                -
                                                          --------------   --------------
Net assets available for benefits                             $ 813,042     $ 18,656,039
                                                          ==============   ==============


    The accompanying notes are an integral part of this financial statement.

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                           AS OF DECEMBER 31, 1996


                                                                                                    STOCK        GOVERNMENT
                                                                               TOTAL                 FUND         BOND FUND
                                                                          -----------------   ---------------   --------------

ASSETS:
     Investment in Master Trust                                            $ 2,096,063,730     $ 370,474,739     $ 97,703,893
     Loans receivable (payable)                                                 15,130,746            59,405          (90,380)
                                                                          -----------------   ---------------   --------------
                            Total assets                                     2,111,194,476       370,534,144       97,613,513
                                                                          -----------------   ---------------   --------------

LIABILITIES:
     Fund transfers                                                                 (3,008)        2,205,381          659,735
     Amounts payable to (receivable from) General Dynamics Corporation              18,232            30,519            1,656
     Administrative fees payable                                                   189,656            17,557            4,553
                                                                          -----------------   ---------------   --------------
                             Total liabilities                                     204,880         2,253,457          665,944
                                                                          -----------------   ---------------   --------------
Net assets available for benefits                                          $ 2,110,989,596     $ 368,280,687     $ 96,947,569
                                                                          =================   ===============   ==============



                                                                         DIVERSIFIED        FIXED INCOME       SPECIAL DISTRIBUTION
                                                                            FUND                FUND                   FUND
                                                                        -----------------  -------------------    ---------------

ASSETS:
     Investment in Master Trust                                            $ 352,149,275      $ 1,255,348,014       $ 20,387,809
     Loans receivable (payable)                                                 (182,096)            (937,500)           (23,697)
                                                                        -----------------  -------------------    ---------------
                            Total assets                                     351,967,179        1,254,410,514         20,364,112
                                                                        -----------------  -------------------    ---------------

LIABILITIES:
     Fund transfers                                                           (1,286,389)          (1,686,422)           104,687
     Amounts payable to (receivable from) General Dynamics Corporation            (4,124)              (9,819)                 -
     Administrative fees payable                                                 109,146               55,911              2,489
                                                                        -----------------  -------------------    ---------------
                             Total liabilities                                (1,181,367)          (1,640,330)           107,176
                                                                        -----------------  -------------------    ---------------
Net assets available for benefits                                          $ 353,148,546      $ 1,256,050,844       $ 20,256,936
                                                                        =================  ===================    ===============


                                                                                 LOAN
                                                                                 FUND
                                                                          --------------

ASSETS:
     Investment in Master Trust                                            $          -
     Loans receivable (payable)                                              16,305,014
                                                                          --------------
                            Total assets                                     16,305,014
                                                                          --------------

LIABILITIES:
     Fund transfers                                                                   -
     Amounts payable to (receivable from) General Dynamics Corporation                -
     Administrative fees payable                                                      -
                                                                          --------------
                             Total liabilities                                        -
                                                                          --------------
Net assets available for benefits                                          $ 16,305,014
                                                                          ==============



    The accompanying notes are an integral part of this financial statement.

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR
                 BENEFITS FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                     STOCK          FIXED INCOME       BOND INDEX
                                                       TOTAL          FUND              FUND              FUND
                                                ----------------  ---------------  -----------------  ---------------
Participation in income (loss) of Master Trust    $ 262,996,369     $ 89,461,448       $ 43,245,430      $ 6,999,741
                                                ----------------  ---------------  -----------------  ---------------

ADD (DEDUCT):
Rollover contributions                                4,122,849        1,341,127            624,871          189,447
Contributions by participants                        34,873,142       21,600,043          5,797,806          535,383
Contributions by General Dynamics Corporation        22,272,622       22,273,917                271                -
Loan repayments                                       1,227,261        5,821,761          2,164,194          167,556
Loans issued                                                  -       (1,195,402)        (5,550,957)        (340,615)
Transfers among funds                                         -      (14,153,376)      (119,750,051)      92,493,574
Distributions to withdrawn participants            (216,889,828)     (35,001,428)      (140,581,943)      (4,594,719)
Plan expenses                                        (3,996,252)        (530,876)        (1,924,913)        (109,291)
BIW Salary Plan merger                               38,565,565                -         20,711,648                -
Other                                                (1,911,966)      (2,668,691)           516,691                2
                                                ----------------  ---------------  -----------------  ---------------

Net increase (decrease)                             141,259,762       86,948,523       (194,746,953)      95,341,078
                                                ----------------  ---------------  -----------------  ---------------

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                 2,110,989,596      368,280,687      1,256,050,844                -
                                                ----------------  ---------------  -----------------  ---------------
End of year                                     $ 2,252,249,358    $ 455,229,210    $ 1,061,303,891     $ 95,341,078
                                                ================  ===============  =================  ===============



                                                 BALANCED       S&P 500 STOCK      INTERNATIONAL     SMALL CAP         LOAN
                                                   FUND           INDEX FUND         INDEX FUND     INDEX FUND         FUND
                                                --------------  ----------------  ---------------  --------------  --------------
Participation in income (loss) of Master Trust    $ 1,732,459      $ 68,478,362       $ (719,613)    $ 1,782,839     $         -
                                                --------------  ----------------  ---------------  --------------  --------------

ADD (DEDUCT):
Rollover contributions                                277,812           880,361           36,870         230,222               -
Contributions by participants                         467,993         3,662,363           99,436         231,147               -
Contributions by General Dynamics Corporation               -                 -                -               -               -
Loan repayments                                        46,795           627,823            9,665          19,599      (8,175,704)
Loans issued                                         (268,794)       (3,071,265)         (28,099)       (141,311)     11,293,081
Transfers among funds                              35,029,463       486,831,153        9,300,187      33,813,640               -
Distributions to withdrawn participants              (739,233)      (19,727,320)         (87,217)       (325,779)       (765,857)
Plan expenses                                         (43,796)         (375,722)          (8,043)        (26,769)              -
BIW Salary Plan merger                              2,894,446                 -                -               -               -
Other                                                       -            16,424                -               -            (495)
                                                --------------  ----------------  ---------------  --------------  --------------

Net increase (decrease)                            39,397,145       537,322,179        8,603,186      35,583,588       2,351,025
                                                --------------  ----------------  ---------------  --------------  --------------

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                           -                 -                -               -      16,305,014
                                                --------------  ----------------  ---------------  --------------  --------------
End of year                                      $ 39,397,145     $ 537,322,179      $ 8,603,186    $ 35,583,588    $ 18,656,039
                                                ==============  ================  ===============  ==============  ==============


                                                 GOVERNMENT      DIVERSIFIED   SPECIAL DISTRIBUTION   DISTRIBUTION
                                                  BOND FUND         FUND              FUND               ACCOUNT
                                                -------------  --------------  -------------------  ---------------
Participation in income (loss) of Master Trust   $ 2,716,258    $ 49,328,708    $         268,450    $    (297,713)
                                                -------------  --------------  -------------------  ---------------

ADD (DEDUCT):
Rollover contributions                               160,721         382,504                    -           (1,086)
Contributions by participants                        390,870       2,118,463                    -          (30,362)
Contributions by General Dynamics Corporation         (1,503)            (63)                   -                -
Loan repayments                                      130,962         410,772                    -            3,838
Loans issued                                        (137,173)       (517,391)             (42,074)               -
Transfers among funds                            (96,834,214)   (406,904,581)         (19,825,795)               -
Distributions to withdrawn participants           (3,322,906)    (12,143,455)            (654,814)       1,054,843
Plan expenses                                        (60,462)       (913,677)              (2,703)               -
BIW Salary Plan merger                                     -      14,959,471                    -                -
Other                                                  9,878         130,703                    -           83,522
                                                -------------  --------------  -------------------  ---------------

Net increase (decrease)                          (96,947,569)   (353,148,546)         (20,256,936)         813,042
                                                -------------  --------------  -------------------  ---------------

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year                                 96,947,569     353,148,546           20,256,936                -
                                                -------------  --------------  -------------------  ---------------
End of year                                      $         -    $          -    $               -    $     813,042
                                                =============  ==============  ===================  ===============



    The accompanying notes are an integral part of this financial statement.

                          GENERAL DYNAMICS CORPORATION
                        SAVINGS AND STOCK INVESTMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1996



1. The General Dynamics Corporation Savings and Stock Investment Plan (the "Plan") is a defined contribution plan covering eligible salaried employees of General Dynamics Corporation (the "Company"). The following is a brief description of the Plan provided for general information purposes. Participants should refer to the Plan agreement for more complete information.

     Generally, a participant may contribute from 1% to 10% of the first $25,000 of base earnings and 1% to 6% of base earnings in excess of $25,000. In addition, non-highly compensated participants, as determined by the Plan Administrator, may also contribute another 1% to 4% of base earnings on an unmatched basis. Participants at Bath Iron Works, Armament Systems, Defense Systems and Advanced Technology Systems may contribute 1% to 15% of their salary on a pre-tax basis.

     Each participant shall direct his contributions to be invested in one percent increments into all funds. Participants can change their investment elections daily and can make an unlimited number of investment election changes each year.

     All Company matching contributions to the Plan are invested in Company common stock. Generally, participants that are 100 percent invested in the General Dynamics Stock Fund receive a 100 percent Company matching contribution in Company common stock. Participants that are less than 100 percent invested in the General Dynamics Stock Fund receive a 50 percent Company matching contribution in Company common stock. The matching contributions vary from 50% to 100% for participants at Bath Iron Works, Armament Systems, Defense Systems and Advanced Technology Systems.

     Participants are eligible to participate in the Plan upon hire, and their contributions are always 100 percent vested. Company matching contributions are fully vested upon five years of service. Contributions invested in the General Dynamics Stock Fund must be maintained in that fund for 5 years before becoming eligible for transfer to any other fund. Therefore, a portion of the balance in the General Dynamics Stock Fund represents non-participant-directed investments due to the match. With the exception of the General Dynamics Stock Fund, all other investment funds are completely participant-directed.

     The Plan permits active participants and employed inactive participants to borrow up to 50% of the vested amount in their accounts (as limited by the Plan) and to repay the loan by regular payroll deductions over a period of up to five years. Loans are issued at prime rate of interest.

     In the event the Plan is terminated, each participant will automatically be vested in the undistributed Company contributions. Each participant will receive payments based on the specific dollar amounts and shares of Company stock in his account.

2. During June 1997, the Company extended the investment options for plan participants. Two of the options offered in 1996 remain available to participants: the General Dynamics Stock Fund and the Fixed Income Fund. The five options added in 1997 include: Bond Index Fund, Balanced Fund, S&P 500 Stock Index Fund, International Index Fund and Small Cap Index Fund. These investment options will offer participants the opportunity to invest in a broader range on the risk/return spectrum for actively traded securities.

     According to the Plan documents, the seven funds may hold the following types of investments:

     a) General Dynamics Stock Fund - The fund invests only in common stock of the Company.

     b) Fixed Income Fund - The fund invests in General Account and Separate Account Guaranteed Investment Contracts ("GICs"). General account GICs are deposits with an insurance company that earn a contractually specified rate of return over a defined period. These contracts are secured by the issuer's general account (a broadly diversified portfolio of fixed income assets) and the net worth of the insurance company. Separate account GICs are deposits with an insurance company, but are invested in a separate portfolio of high-quality securities. The GICs are not guaranteed by General Dynamics Corporation or any government agency.

     c) Bond Index Fund - The fund invests in government, corporate, mortgage-backed and asset-backed securities. The fund also invests in high-quality bonds, as defined.

     d) Balanced Fund - The fund is a mixed portfolio of commingled stocks and bond funds. The fund is made up of international equities, U.S. large cap equities, fixed income securities and U.S. small cap equities.

     e) S&P 500 Stock Index Fund - The fund invests in all 500 U.S. common stocks in the S&P 500 Index in proportion to their weighting in the Index. It may also hold 2% to 5% of its value in S&P 500 futures contracts.

     f) International Index Fund - The fund invests in over 1,000 stocks in major markets outside the United States and Canada. Investments are made in all stocks in the MSCI EAFE Index in approximate proportion to the weighting in the Index.

     g) Small Cap Index Fund - The fund attempts to invest in all 2,000 stocks in the Russell 2000 Index in proportion to their weighting in the Index. The Russell Index represents the smallest two-thirds of the 3,000 largest U.S. companies. It may also hold 2% to 5% of its value in Russell 2000 Index futures contracts.

     All of the above funds may hold a small cash balance for purposes of liquidity and expense control that is maintained in The Northern Trust Company Collective Short-Term Investment Fund.

3. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

4. The accompanying financial statements are prepared on the accrual basis of accounting. Certain reclassifications have been made to balances on the December 31, 1996 statement of net assets available for benefits to conform with the current year presentation.

5. The Company has received a determination from the Internal Revenue Service that the Plan, including all amendments through June 20, 1994, is a qualified profit sharing plan under Section 401 (a) of the Internal Revenue Code. The trust formed thereunder is exempt from Federal income tax under
     Section 501 (a). The Plan administrator and Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax exempt as of the financial statement date.

6. The Plan's investments are in the General Dynamics Corporation Savings and Stock Investment Plan Master Trust (the "Master Trust"), which was established for the investment of assets of the Plan and the Hourly Employees Savings and Stock Investment Plan (the "Plans"). Each participating plan has an undivided interest in the Master Trust. The assets of the Master Trust are held by The Northern Trust Company ("Trustee"). At December 31, 1997 and 1996, the Plan's interest in the net assets of the Master Trust was approximately 83.2% and 82.5%, respectively. Net assets and net participation in the income of the Master Trust are allocated to the Plans according to their percentage interest in various funds included in the Master Trust.

     The following table presents the reported value of investments for the Master Trust.

                                                                December 31,
                                                     ----------------------------------
                                                         1997                  1996
                                                     --------------       -------------

General Dynamics Common Stock                        $  513,911,736       $  419,069,977
Investments in registered investment companies          901,907,398                    -
U.S. government bonds and other securities                        -          589,912,139
Cash and cash equivalents                                14,594,902           36,819,637
Loans receivable                                         22,839,462           16,401,791
Guaranteed investment contracts                       1,255,533,974        1,496,248,785
                                                     --------------       -------------
                               Total                 $2,708,787,472       $2,558,452,329
                                                     ==============       ==============

     Investment income for the Master Trust is as follows:

                                                                Year Ended
                                                             December 31, 1997
                                                           --------------------
Investment Income:
      Dividends                                            $     11,294,041
      Interest                                                  110,306,765
      Net realized and unrealized gain on assets                192,193,228
                                                           --------------------
                                                           $    313,794,034
                                                           ====================


     Administrative expenses are primarily paid by the Plan, although certain administrative functions are performed by employees of the Company. Although no costs were reimbursed by the Company in 1997, the Plan document provides that these costs may be reimbursed by the Company.

7. In accordance with generally accepted accounting principles, amounts allocated to accounts of participants who have elected to withdraw from the Plan but have not yet been paid as of year end are not reported as liabilities on the Statements of Net Assets Available for Benefits. However, the Department of Labor requires that these amounts be reported as liabilities on Form 5500. At December 31, 1997 and 1996, amounts payable on withdrawals and distributions were $370,328 and $30,544,627, respectively. In addition, on the statement of changes in net assets available for benefits, 1997 distributions to withdrawn participants would have been $186,715,437 instead of $216,889,828 if the December 31 amounts payable on withdrawals and distributions had been included.

8. Most investments held by the Master Trust are recorded at quoted market value, as stated on public exchanges as of December 31, 1997 and 1996. The Company values the GICs in the Fixed Income Fund in accordance with AICPA Statement of Position No. 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans." As of December 31, 1997, the GICs included in the Master Trust are reported at contract value because they have been determined to be fully benefit responsive. For example, participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuers or otherwise. As of December 31, 1996, the GICs were included in the financial statements of the Master Trust at fair value as certain provisions of the Plans restricted the benefit-responsiveness of the GICs. These provisions were changed during 1997. The fair value of the GICs at December 31, 1997 was approximately $1.32 billion. The average yield and crediting interest rates ranged from 5.62 percent to 10.25 for 1997.

9. In April 1997, the assets of the Bath Iron Works Corporation Tax Deferred Savings Plan for Salaried Employees merged into the Savings and Stock Investment Plan and the related Master Trust.

10. During 1997, $1,496,305 of assets were transferred to the Trust in error by Chase Manhattan Bank, trustee for the Bath Iron Works ("BIW") Plans. The amount represents an asset of the Bath Iron Works Hourly Plan. Therefore, the amount has been appropriately included as a liability of the Trust on the Statement of Net Assets Available for Benefits as of December 31, 1997.

                                                                   Schedule I
                                                                   Page 1 of 3

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
                            AS OF DECEMBER 31, 1997



                                                                                               QUOTED
                                                                                            MARKET/CONTRACT
                                                                          COST                  VALUE
                                                                    ------------------     ------------------
GENERAL DYNAMICS STOCK FUND:
     Investment in common stock of
          General Dynamics Corporation  *                             $   184,594,747        $   513,911,736

     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                     3,501,934              3,501,934
                                                                    ------------------     ------------------

     Total                                                            $   188,096,681        $   517,413,670
                                                                    ==================     ==================

     PROPORTIONATE INTEREST                                                                  $   455,779,945
                                                                                           ==================


FIXED INCOME FUND:
     Investment in the Fixed Income Fund                              $ 1,255,533,974        $ 1,255,533,974

     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund   *                    7,575,428              7,575,428
                                                                    ------------------     ------------------

     Total                                                            $ 1,263,109,402        $ 1,263,109,402
                                                                    ==================     ==================

     PROPORTIONATE INTEREST                                                                  $ 1,060,772,264
                                                                                           ==================

BOND INDEX FUND:
     Investment in the Bond Index Fund                                $   144,116,679        $   156,111,648

     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                       283,267                283,267
                                                                    ------------------     ------------------

     Total                                                            $   144,399,946        $   156,394,915
                                                                    ==================     ==================

     PROPORTIONATE INTEREST                                                                  $    95,296,407
                                                                                           ==================


     *  denotes party-in-interest

         The accompanying notes are an integral part of this schedule.

                                                                   Schedule I
                                                                   Page 2 of 3

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
                            AS OF DECEMBER 31, 1997



                                                                                               QUOTED
                                                                                            MARKET/CONTRACT
                                                                          COST                  VALUE
                                                                    ------------------     ------------------
BALANCED FUND:
     Investment in the Balanced Fund                                   $  44,433,401             $  46,302,809
                                                                    =================     =====================

     PROPORTIONATE INTEREST                                                                      $  39,550,914
                                                                                          =====================

S&P 500 STOCK INDEX FUND:
     Investment in the S&P 500 Stock Index Fund                        $ 516,044,858             $ 647,682,968

     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                          710                       710
                                                                    -----------------     ---------------------

     Total                                                               516,045,568               647,683,678
                                                                    =================     =====================

     PROPORTIONATE INTEREST                                                                      $ 537,364,113
                                                                                          =====================

INTERNATIONAL INDEX FUND:
     Investment in the International Index Fund                        $  10,554,112             $  10,030,495
                                                                    =================     =====================

     PROPORTIONATE INTEREST                                                                      $   8,975,722
                                                                                          =====================

SMALL CAP INDEX FUND:
     Investment in the Small Cap Index Fund                            $  39,754,999             $  41,779,478
                                                                    =================     =====================

     PROPORTIONATE INTEREST                                                                      $  35,352,123
                                                                                          =====================

DISTRIBUTION ACCOUNT:
     Temporary Investments in
          The Northern Trust Company
               Collective Short-Term Investment Fund  *                $   3,233,563             $   3,233,563
                                                                    =================     =====================

     PROPORTIONATE INTEREST                                                                      $   3,233,563
                                                                                          =====================




     * denotes party-in-interest

         The accompanying notes are an integral part of this schedule.

                                                                   Schedule I
                                                                   Page 3 of 3

                          GENERAL DYNAMICS CORPORATION
                       SAVINGS AND STOCK INVESTMENT PLAN

                 STATEMENT OF INVESTMENTS IN MASTER TRUST FUNDS
                            AS OF DECEMBER 31, 1997




                                                                                               QUOTED
                                                                                            MARKET/CONTRACT
                                                                          COST                  VALUE
                                                                    ------------------     ------------------
LOAN FUND:
     Loans Receivable                                                   $ 22,839,462            $ 22,839,462
                                                                    =================     ===================

     PORPORTIONATE INTEREST                                                                     $ 18,656,039
                                                                                          ===================

         The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

               GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS




                                                       Amount received         (e) Unpaid
                              (b) Original          during reporting year       balance at
(a) Identity of obligator   amount of loan   (c) Principal     (d) Interest    end of year
-------------------------------------------------------------------------------------------
Participant Loan             $4,000.00             $0.00              $0.00     $3,213.80


Participant Loan            $25,000.00         $2,916.69            $652.75    $19,999.96


Participant Loan             $5,000.00             $0.00              $0.00     $5,000.00


Participant Loan            $20,000.00         $2,265.11            $318.24     $2,318.10


Participant Loan             $7,000.00           $632.35            $112.02     $2,634.21


Participant Loan             $9,800.00         $1,262.01            $209.11     $1,351.04


Participant Loan             $7,600.00           $686.52            $121.65     $1,846.68


Participant Loan             $6,000.00           $176.41             $44.36     $5,323.59





   (f) Detailed description of loan
      including dates of making and
  maturity, interest rate, the type and
 value of collateral, any renegotiation
of the loan and terms of the renegotiation          Amount overdue
      and other material items            (g) Principal    (h) Interest
-----------------------------------------------------------------------
 Date of making: 6/30/94                    $2,547.40          $331.80
 Maturity: 5/98
 Rate:      6.25%
 Date of making: 8/31/96                    $1,250.01          $279.75
 Maturity: 7/02
 Rate:      8.25%
 Date of making: 8/1/97                       $166.68           $38.46
 Maturity: 7/02
 Rate:      8.50%
 Date of making: 12/31/93                   $1,484.92          $159.03
 Maturity: 11/97
 Rate:       6.0%
 Date of making: 5/31/94                      $417.68           $56.01
 Maturity: 4/99
 Rate:       6.0%
 Date of making: 5/31/93                      $534.74           $78.21
 Maturity: 4/98
 Rate:       6.0%
 Date of making: 9/30/93                      $453.51           $60.78
 Maturity: 8/98
 Rate:       6.0%
 Date of making: 9/30/96                      $823.59          $133.08
 Maturity: 8/00
 Rate:      8.25%



          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

               GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS




                                                       Amount received         (e) Unpaid
                              (b) Original          during reporting year       balance at
(a) Identity of obligator   amount of loan   (c) Principal     (d) Interest    end of year
------------------------------------------------------------------------------------------
Participant Loan            $20,000.00         $1,000.02            $426.61     $5,999.78


Participant Loan             $2,200.00            $15.40              $5.87       $351.10


Participant Loan             $7,400.00             $0.00              $0.00     $6,566.62


Participant Loan             $2,000.00           $100.02             $49.11     $1,133.19


Participant Loan            $15,500.00         $1,291.68            $365.72     $9,365.08


Participant Loan            $17,000.00             $0.00              $0.00     $1,010.10


Participant Loan             $3,000.00             $0.00              $0.00     $2,437.50


Participant Loan             $8,000.00         $1,066.67            $261.97     $4,399.87


     (f) Detailed description of loan
      including dates of making and
  maturity, interest rate, the type and
 value of collateral, any renegotiation
of the loan and terms of the renegotiation          Amount overdue
         and other material items            (g) Principal    (h) Interest
--------------------------------------------------------------------------
 Date of making: 3/31/94                    $2,666.73          $159.91
 Maturity: 2/99
 Rate:      6.0%
 Date of making: 11/30/92                     $277.96           $41.09
 Maturity: 10/97
 Rate:      6.0%
 Date of making: 10/31/95                   $2,866.70          $523.98
 Maturity: 9/99
 Rate:      8.75%
 Date of making: 5/31/95                      $200.04           $24.51
 Maturity: 4/00
 Rate:       9.0%
 Date of making: 11/30/95                     $807.90           $30.52
 Maturity: 10/99
 Rate:       8.75%
 Date of making: 4/30/92                    $1,010.10          $148.24
 Maturity: 3/97
 Rate:      6.5%
 Date of making: 4/30/96                      $375.00           $66.60
 Maturity: 3/00
 Rate:      8.25%
 Date of making: 6/30/95                      $400.07           $98.17
 Maturity: 5/00
 Rate:      9.0%



          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

               GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS





                                                       Amount received         (e) Unpaid
                              (b) Original          during reporting year       balance at
(a) Identity of obligator   amount of loan   (c) Principal     (d) Interest    end of year
------------------------------------------------------------------------------------------
Participant Loan            $36,000.00         $2,616.00            $671.86     $4,800.00


Participant Loan             $5,000.00           $586.32            $127.54     $4,163.66


Participant Loan            $25,500.00           $189.94            $101.49    $22,595.20



Participant Loan            $12,000.00         $1,851.40            $377.60     $6,898.60


Participant Loan            $22,000.00         $1,100.01            $175.95     $3,299.83


Participant Loan            $17,000.00         $1,700.01            $356.07     $8,499.83


Participant Loan             $5,000.00           $500.04            $119.16     $3,499.88





   (f) Detailed description of loan
      including dates of making and
  maturity, interest rate, the type and
 value of collateral, any renegotiation
of the loan and terms of the renegotiation          Amount overdue
         and other material items            (g) Principal    (h) Interest
--------------------------------------------------------------------------
 Date of making: 4/30/93                    $1,884.00           $47.99
 Maturity: 3/98
 Rate:      6.0%
 Date of making: 10/31/96                     $247.08           $58.86
 Maturity: 9/01
 Rate:      8.25%
 Date of making: 06/30/96                   $3,470.20          $659.31
 Maturity: 3/01
 Rate:      8.25%
 Date of making: 12/31/95                   $1,101.40          $118.00
 Maturity: 12/99
 Rate:      8.75%
 Date of making: 1/31/93                    $1,833.35          $293.25
 Maturity: 12/98
 Rate:       6.0%
 Date of making: 1/31/95                      $850.05          $177.99
 Maturity: 12/00
 Rate:      7.75%
 Date of making: 1/31/96                      $250.02           $59.58
 Maturity: 12/01
 Rate:       8.76%



          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

               GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS





                                                       Amount received         (e) Unpaid
                              (b) Original          during reporting year       balance at
(a) Identity of obligator   amount of loan   (c) Principal     (d) Interest    end of year
------------------------------------------------------------------------------------------
Participant Loan            $15,000.00         $1,000.00            $160.00     $6,000.00


Participant Loan            $17,000.00         $3,777.84            $499.60    $12,277.70


Participant Loan            $11,000.00         $1,100.01            $230.43     $5,499.83


Participant Loan            $10,000.00           $999.96            $160.08       $999.88


Participant Loan             $6,000.00         $1,750.00            $154.42     $2,500.00


Participant Loan            $21,000.00         $1,400.00            $254.16     $9,100.00


Participant Loan            $38,400.00         $2,571.38            $398.14     $5,211.00


Participant Loan            $17,000.00           $283.34             $69.56    $11,616.54



       (f) Detailed description of loan
      including dates of making and
  maturity, interest rate, the type and
 value of collateral, any renegotiation
of the loan and terms of the renegotiation          Amount overdue
         and other material items            (g) Principal    (h) Interest
--------------------------------------------------------------------------
 Date of making: 5/31/94                    $1,000.00          $160.00
 Maturity: 4/99
 Rate:      6.0%
 Date of making: 11/30/96                   $1,416.69          $187.35
 Maturity: 10/99
 Rate:      8.25%
 Date of making: 1/31/95                      $550.05          $115.17
 Maturity: 12/00
 Rate:      7.75%
 Date of making: 1/31/93                      $500.07           $79.95
 Maturity: 12/98
 Rate:      6.0%
 Date of making: 6/30/96                      $750.00           $66.18
 Maturity: 5/98
 Rate:      8.25%
 Date of making: 7/31/94                    $1,400.00          $253.44
 Maturity: 6/99
 Rate:      6.75%
 Date of making: 11/30/92                   $5,211.00          $728.04
 Maturity: 10/97
 Rate:      6.0%
 Date of making: 7/31/95                    $2,266.72          $556.48
 Maturity: 6/00
 Rate:      9.0%



          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

               GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS




                                                       Amount received         (e) Unpaid
                              (b) Original          during reporting year       balance at
(a) Identity of obligator   amount of loan   (c) Principal     (d) Interest    end of year
------------------------------------------------------------------------------------------
Participant Loan             $5,000.00         $1,250.01             $56.35     $1,249.97


Participant Loan            $28,800.00         $1,440.00            $332.64    $17,280.00


Participant Loan            $16,000.00         $2,333.34            $427.32     $6,333.18


Participant Loan             $3,000.00           $535.64             $84.46     $1,047.58


Participant Loan            $20,000.00         $2,473.24            $426.71     $2,526.46


Participant Loan            $15,000.00           $500.00            $111.88    $13,555.94


Participant Loan            $15,000.00             $0.00              $0.00     $6,500.00


Participant Loan            $31,000.00             $0.00              $0.00     $6,122.19




   (f) Detailed description of loan
      including dates of making and
  maturity, interest rate, the type and
 value of collateral, any renegotiation
of the loan and terms of the renegotiation          Amount overdue
         and other material items            (g) Principal    (h) Interest
---------------------------------------------------------------------------
 Date of making: 7/31/96                    $1,249.97           $56.59
 Maturity: 6/97
 Rate:      8.25%
 Date of making: 4/30/95                    $2,880.00          $665.28
 Maturity: 3/00
 Rate:      8.50%
 Date of making: 3/31/95                    $1,666.74          $305.16
 Maturity: 2/99
 Rate:      8.50%
 Date of making: 8/31/95                       $47.74            $0.00
 Maturity: 7/98
 Rate:      9.0%
 Date of making: 4/30/93                      $193.48            $0.00
 Maturity: 3/98
 Rate:      6.0%
 Date of making: 8/31/96                    $1,930.94          $363.61
 Maturity: 7/01
 Rate:      8.25%
 Date of making: 3/31/94                      $625.00          $100.00
 Maturity: 2/99
 Rate:      6.0%
 Date of making: 8/31/92                    $6,122.19          $988.99
 Maturity: 7/97
 Rate:     6.5%




          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

               GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS




                                                       Amount received         (e) Unpaid
                              (b) Original          during reporting year       balance at
(a) Identity of obligator   amount of loan   (c) Principal     (d) Interest    end of year
------------------------------------------------------------------------------------------
Participant Loan             $2,000.00           $125.01             $23.61     $1,333.28


Participant Loan            $15,000.00         $1,750.00            $341.60     $6,500.00


Participant Loan            $23,200.00         $2,706.61            $433.03     $1,933.23


Participant Loan            $18,000.00             $0.00              $0.00     $8,400.00


Participant Loan             $9,000.00           $750.00            $130.50       $150.00


Participant Loan             $3,300.00           $275.00             $47.90       $110.00


Participant Loan             $4,400.00           $176.19             $42.96     $2,243.63


Participant Loan             $6,000.00             $0.00              $0.00     $3,900.00



    (f) Detailed description of loan
       including dates of making and
   maturity, interest rate, the type and
  value of collateral, any renegotiation
 of the loan and terms of the renegotiation          Amount overdue
          and other material items            (g) Principal    (h) Interest
---------------------------------------------------------------------------
  Date of making: 12/31/95                     $229.18           $43.28
  Maturity: 11/99
  Rate:      8.75%
  Date of making: 10/31/94                   $1,000.00          $195.20
  Maturity: 9/99
  Rate:      7.25%
  Date of making: 1/31/94                      $386.75           $61.77
  Maturity: 12/97
  Rate:      6.0%
  Date of making: 5/31/94                    $2,550.00          $408.00
  Maturity: 4/99
  Rate:      6.0%
  Date of making: 6/30/92                      $150.00           $26.10
  Maturity: 5/97
  Rate:      6.5%
  Date of making: 8/31/92                      $110.00           $19.16
  Maturity: 7/97
  Rate:      6.5%
  Date of making: 10/31/94                     $447.20           $78.76
  Maturity: 9/99
  Rate:      7.25%
  Date of making: 1/31/95                      $400.00           $83.76
  Maturity: 12/99
  Rate:      7.75%



          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

               GENERAL DYNAMICS SAVINGS AND STOCK INVESTMENT PLAN

           LINE 27b -- SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS





                                                       Amount received         (e) Unpaid
                              (b) Original          during reporting year       balance at
(a) Identity of obligator   amount of loan   (c) Principal     (d) Interest    end of year
------------------------------------------------------------------------------------------
Participant Loan             $2,100.00            $42.58              $0.00        $42.58


Participant Loan            $29,900.00             $0.00              $0.00    $23,421.58


Participant Loan            $10,000.00             $0.00              $0.00     $5,735.42


Participant Loan            $12,200.00             $0.00              $0.00     $6,132.32


Participant Loan             $5,000.00            $83.34             $14.50       $499.64

    (f) Detailed description of loan
       including dates of making and
   maturity, interest rate, the type and
  value of collateral, any renegotiation
 of the loan and terms of the renegotiation          Amount overdue
          and other material items            (g) Principal    (h) Interest
---------------------------------------------------------------------------
  Date of making: 1/31/92                       $35.00            $7.58
  Maturity: 12/96
  Rate:       8.0%
  Date of making: 10/31/95                   $2,491.70          $593.60
  Maturity: 9/00
  Rate:      8.75%
  Date of making: 4/30/92                    $5,735.42        $1,014.65
  Maturity: 3/97
  Rate:      6.5%
  Date of making: 5/31/94                    $1,049.22          $130.08
  Maturity: 4/99
  Rate:      6.0%
  Date of making: 8/31/92                      $166.58           $29.00
  Maturity: 7/97
  Rate:      6.5%


          The accompanying notes are an integral part of this schedule.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                                    GENERAL DYNAMICS CORPORATION
                                  As Plan Administrator of the General Dynamics Corporation Savings and Stock Investment Plan



                                  By        /s/  D. A. Savner
                                     -----------------------------
                                               D. A. Savner
                                                Secretary

June 26, 1998

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into General Dynamics Corporation's previously filed Registration Statement on Form S-8, File No. 2-23904.




                                           By      /s/  Arthur Andersen LLP
                                              ----------------------------------
                                                       Arthur Andersen LLP


Washington, D.C.
June 26, 1998